In re SFA, Inc		Case No. 02-50562

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JULY, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 31.17
Advertising and Marketing	$ -
Insurance	$ 365.06
Payroll Taxes	$ -
Lease and Rent	$ 1,051.45
Telephone and Utlities	$ 56.14
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ 750.00
Other Expenses	$ 70,325.63
Total Operating Expenses		$ 72,579.45
Net Income (Loss)		$ (72,579.45)

CURRENT ASSETS
Accounts Receivable at end of month		$ 154,216.81
Increase (Decrease) in AR for month		$ (3,829.76)
Inventory at end of month		$ 14,012.40
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ 197,343.14
Increase (Decrease) in Cash for month		$ (25,581.58)

LIABILITIES
Increase (Decrease) in post-petition debt		$ 31,197.28
Increase (Decrease) in pre-petition debt		$ -
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (38,020.82)
Total Taxes Payable		$ (38,020.82)

Footnote:
Accrued Advalorem Taxes	(21,068.14)
Income Taxes Payable	0.00
Tonnage Tax	0.00
Pre Income Tax Payable	0.00
Pre Tonage Tax	0.00
Pre Federal Gas Tax Payable	0.00
Pre Accrued Advalorem Taxes	(16,952.68)
(38,020.82)